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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                NETsilicon, Inc.
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             (Exact name of registrant as specified in its charter)

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
               Massachusetts                                     04-2826579
---------------------------------------                      -------------------
(State of Incorporation or Organization)                      (I.R.S. Employer
                                                             Identification No.)

411 Waverly Oaks Road, Suite 227, Waltham, Massachusetts           02154
--------------------------------------------------------     -------------------
(Address of principal executive office)                          (Zip Code)
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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

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
Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered

----------------------------------          ------------------------------------

----------------------------------          ------------------------------------

----------------------------------          ------------------------------------

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                 Voting Common Stock, Par Value $.01 per share
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                                (Title of Class)


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                                (Title of Class)





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                                TABLE OF CONTENTS
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ITEM                                                                        PAGE

1.   Description of Registrant's Securities to be Registered. . . . . . . .   3

2.   Exhibits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3



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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Registrant's securities to be registered, common stock, is incorporated by reference from the Registrant's registration statement on Form S-1, as amended, as filed with the Securities and Exchange Commission as Registration No. 333-62231 (the "33 Act Registration Statement"). The description appears under the caption "Description of Capital Stock."

ITEM 2. EXHIBITS

         The following exhibits are incorporated by reference from the 33 Act Registration Statement. The exhibit number in the 33 Act Registration Statement appears in parenthesis following the description of the exhibit.

        1. Specimen stock certificate for shares of common stock (4). 2(a). Registrant's certificate of incorporation (3.1)
        2(b).  Registrant's by-laws (3.2)

                                        3




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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        NETsilicon, Inc.

                                        DATE:        July 19, 1999

                                        BY:   /s/ Cornelius Peterson, VIII
                                           -----------------------------------
                                            CORNELIUS PETERSON, VIII, Chairman
                                            and Chief Executive Officer


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